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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): DECEMBER 14, 2000



                               CISCO SYSTEMS, INC.
               (Exact name of registrant as specified in charter)



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
       CALIFORNIA                        0-18225                 77-0059951
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA                      95134-1706
 (Address of principal executive offices)                        (Zip Code)
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Registrant's telephone number, including area code:  (408) 526-4000

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I.   ITEM 5. OTHER EVENTS

     On December 14, 2000, Cisco Systems, Inc. ("Cisco") announced a definitive agreement to acquire ExiO Communications, Inc. of San Jose, California ("ExiO") pursuant to an Agreement and Plan of Merger and Reorganization by and among Cisco and ExiO, dated as of December 13, 2000 (the "Merger Agreement"). Under the terms of the Merger Agreement, Cisco will pay approximately $155 million in stock for all outstanding shares and options of ExiO.

     The consummation of the Merger is subject to various conditions precedent, including (i) approval of the Merger Agreement by the shareholders of ExiO and
(ii) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CISCO SYSTEMS, INC.

Dated: December 21, 2000              By: /s/ LARRY R. CARTER
                                         ---------------------------------------
                                         Larry R. Carter, Senior Vice President,
                                         Finance and Administration,
                                         Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX

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
Exhibit
Number                                  Description of Document
-------                                 -----------------------
99.1 Press Release of Registrant, dated December 14, 2000, announcing the definitive agreement to acquire Exio.
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